Exhibit 99.1

Sirona Reports Fiscal 2008 Second Quarter and Year-to-Date Results

•	Second quarter 2008 revenues increased to $189.5 million, up 26.2% compared to the second quarter of 2007.

•	Operating income excluding amortization expense for the quarter totaled $39.0 million, up 58% compared to the prior year period.

•	Sirona increases fiscal 2008 revenue guidance.

Long Island City, New York, May 8, 2008 – Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today reported its financial results for the quarter and six months ended March 31, 2008.

Second Quarter Fiscal 2008 vs. Second Quarter Fiscal 2007 Financial Results

Revenue was $189.5 million, an increase of $39.3 million or 26.2% (up 15.4% on a constant currency basis), with growth rates for the Company's business segments as follows: Dental CAD/CAM Systems increased 40% (up 32% constant currency); Treatment Centers increased 34% (up 17% constant currency); Imaging Systems increased 14% (up 6% constant currency); and Instruments increased 14% (up 1% constant currency). Revenue in the United States increased by 7%, driven by the CAD/CAM Systems segment. Outside the United States, revenue increased 36% (up 19% constant currency), as international revenues benefited from Sirona’s expanded presence in Italy, Japan, and Australia, as well as strong sales in Germany, Canada and South Korea.

Gross profit increased by $15.8 million to $86.4 million, up 22.4%. Gross profit margins declined to 45.6% in the second quarter of 2008, from 47.0% in the second quarter of 2007. The gross profit margin decline was mainly driven by the continued weakness of the US dollar relative to the Euro, and the trade-in program for the MC XL milling unit.

Second quarter 2008 operating income excluding amortization expense was $39.0 million (operating income of $16.2 million plus amortization expense of $22.8 million). This compares to second quarter 2007 operating income excluding amortization expense of $24.7 million (operating income of $5.6 million plus amortization expense of $19.1 million).

Net income for the second quarter of 2008 was $10.9 million, or $0.20 per diluted share, compared to $0.4 million, or $0.01 per diluted share, for the second quarter of 2007. Second quarter 2008 earnings per share included $0.28 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.085 related to the revaluation of the Patterson exclusivity fee, and a gain of $0.056 resulting from the revaluation of short-term intra-group loans. For the second quarter of 2007, earnings per share included $0.22 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.01 related to the revaluation of the Patterson exclusivity fee and a $0.01 gain resulting from the revaluation of short-term intragroup loans.

At March 31, 2008, the Company had cash and cash equivalents of $111.0 million and total debt of $591.0 million, resulting in net debt of $480.0 million. This compares to net debt of $463.3 million at September 30, 2007. The increase in net debt was mainly attributable to a weaker US dollar relative to the Euro as the majority of Sirona’s debt is Euro denominated.

Chairman, President & CEO Jost Fischer commented, “We are very pleased to report another solid quarter. Our performance reflects the benefit of Sirona’s geographically diversified revenue base. Second quarter revenue growth was driven by particularly strong sales in non-U.S. geographies, as these markets continue to benefit from our strategy to build out our international sales and service infrastructure. Overall, we are encouraged by our current business trends. We remain confident that the dental equipment industry will continue to grow and that we have the right product portfolio to meet the needs of this expanding global market.”

Guidance

As a result of the performance of the business in the first half of 2008, and the continued strengthening of the Euro vs. the US dollar, the Company is increasing its Fiscal Year 2008 revenue guidance range. Assuming that exchange rates remain at current levels for the remainder of the fiscal year, Sirona now expects Fiscal 2008 reported revenue to be in the range of $725 to $745 million, up from the previous guidance range of $705 to $725 million.

Sirona reaffirms its fiscal 2008 operating income excluding amortization expense guidance range of $145 to $155 million.

First Half Fiscal 2008 vs. First Half Fiscal 2007 Financial Results

Revenue was $389.6 million, an increase of $64.6 million or 19.9% (up 10.3% constant currency) with growth rates for the Company's business segments as follows: Dental CAD/CAM Systems increased 29% (up 21% constant currency); Treatment Centers increased 20% (up 6% constant currency); Imaging Systems increased 15% (up 8% constant currency); and Instruments increased 13% (up 1% constant currency). Revenue in the United States increased 6% driven by the CAD/CAM Systems segment. Outside the United States, revenue increased 28% (up 13% constant currency) as international revenues benefited from Sirona’s expanded presence in Italy, Japan, and Australia, as well as strong sales in Germany, Canada and South Korea.

Gross profit increased by $26.1 million to $180.7 million, up 17%. Gross profit margins declined 1.2%, mainly due to the weakening of the US$ compared to the Euro and the trade in program for the MC XL milling unit.

First half 2008 operating income excluding amortization expense was $88.5 million (operating income of $43.4 million plus amortization expense of $45.1 million). This compares to first half 2007 operating income excluding amortization expense of $70.8 million (operating income of $31.7 million plus amortization expense of $39.1 million).

Net income for the first half of 2008 was $27.9 million, or $0.50 per diluted share, compared to $2.7 million, or $0.05 per diluted share, for the first half of 2007. First half 2008 earnings per share included $0.56 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.13 related to the revaluation of the Patterson exclusivity fee and a gain of $0.08 resulting from the revaluation of short-term intragroup loans. For the first half of 2007, earnings per share included $0.46 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a $0.25 charge resulting from the November 2006 refinancing, a gain of $0.06 related to the revaluation of the Patterson exclusivity fee, a $0.016 gain resulting from the revaluation of short-term intragroup loans, and a $0.046 foreign currency exchange gain on the early extinguishment of bank debt.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 9:00 a.m. Eastern Time on May 8, 2008. The teleconference can be accessed by calling +1 866 831 6234 (domestic) or +1 617 213 8854 (international) using passcode # 69868612. The webcast will be available via the Internet at www.sirona.com. A replay of the conference call will be available through May 15, 2008 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 82547869. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as "may," "could," "estimate," "will," "believe," "anticipate," "think," "intend," "expect," "project," "plan," "target," "forecast", and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company's products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2008	2007	2008	2007
	$’000s (except per share amounts)		$’000s (except per share amounts)
Revenue	$189,461	$150,168	$389,567	$324,967
Cost of sales	103,086	79,622	208,823	170,349

Gross profit	86,375	70,546	180,744	154,618

Selling, general and administrative expense	60,590	52,877	116,476	100,378
Research and development	11,967	12,054	25,675	22,334
Provision/(benefit) for doubtful accounts and notes receivable	140	(68)	197	233
Net other operating (income)/loss	(2,500)	122	(5,000)	(28)

Operating income	16,178	5,561	43,396	31,701

Foreign currency transactions (gain), net	(9,039)	(1,889)	(14,925)	(8,955)
Loss on derivative instruments	2,995	911	5,213	420
Interest expense, net	6,655	6,207	13,401	15,166
Loss on debt extinguishment	—	—	—	21,145
Other expense	305	—	305	—

Income before taxes and minority interest	15,262	332	39,402	3,925
Income tax provision	4,579	125	11,821	1,374
Minority interest	(246)	(143)	(333)	(117)

Net income	$10,929	$350	$27,914	$2,668

Income per share
- Basic	$0.20	$0.01	$0.51	$0.05

- Diluted	$0.20	$0.01	$0.50	$0.05

Weighted average shares - basic	54,786,224	54,683,295	54,784,801	54,652,557

Weighted average shares - diluted	55,189,583	54,890,447	55,357,044	54,869,481

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2008	September 30, 2007
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$110,954	$99,842
Restricted cash	947	908
Accounts receivable, net of allowance for doubtful accounts of $1,826 and $1,475, respectively	100,780	87,074
Inventories, net	84,708	74,834
Deferred tax assets	10,242	9,040
Prepaid expenses and other current assets	22,178	18,801
Income tax receivable	3,803	3,758

Total current assets	333,612	294,257

Property, plant and equipment, net of accumulated depreciation and amortization of $43,499 and $31,037, respectively	98,357	80,523
Goodwill	741,518	677,506
Investments	1,317	1,254
Intangible assets, net of accumulated amortization of $219,898 and $156,776, respectively	602,814	597,302
Other non-current assets	4,432	4,407
Deferred tax assets	2,407	2,494

Total assets	$1,784,457	$1,657,743

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$41,086	$46,190
Short-term debt and current portion of long-term debt	6,250	23,041
Income taxes payable	9,173	5,543
Deferred tax liabilities	3,325	3,264
Accrued liabilities and deferred income	84,886	84,348

Total current liabilities	144,720	162,386

Long-term debt	584,775	540,143
Deferred tax liabilities	199,449	192,808
Other non-current liabilities	15,460	13,406
Pension related provisions	55,916	49,450
Deferred income	85,000	90,000

Total liabilities	1,085,320	1,048,193

Minority interest	185	484

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized; 54,800,923 and 54,765,285 shares issued and outstanding, respectively)	548	548
Additional paid-in capital	611,781	603,570
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	36,977	9,063
Accumulated other comprehensive income	98,749	44,988

Total shareholders’ equity	698,952	609,066

Total liabilities, minority interest and shareholders’ equity	$1,784,457	$1,657,743

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended March 31
	2008	2007
	$’000s
Cash flows from operating activities
Net income	$27,914	$2,668

Adjustments to reconcile net income to net cash used in operating activities
Minority interest	(329)	(116)
Depreciation and amortization	53,036	44,992
Loss on disposal of property, plant and equipment	46	31
Loss on derivative instruments	5,213	420
Gain on foreign currency transactions	(14,925)	(8,955)
Accreted interest on long-term debt	(7,607)	4,449
Deferred income taxes	(9,901)	(22,691)
Amortization of debt issuance cost	641	2,374
Loss on debt extinguishment	—	19,964
Compensation expense from stock options	7,498	6,711

Changes in assets and liabilities
Accounts receivable	(5,356)	(19,067)
Inventories	(3,156)	(13,166)
Prepaid expenses and other current assets	(2,761)	5,999
Restricted cash	55	204
Other non-current assets	626	(4,924)
Trade accounts payable	(15,242)	(509)
Accrued liabilities and deferred income	(11,099)	(4,358)
Other non-current liabilities	1,668	(6,212)
Income taxes receivable	257	(3,106)
Income taxes payable	2,981	(2,102)

Net cash provided by operating activities	29,559	2,606

Cash flows from investing activities
Investment in property, plant and equipment	(16,584)	(9,326)
Proceeds from sale of property, plant and equipment	6	215
Purchase of intangible assets	(273)	(57)
Purchase of long-term investments	(63)	(402)

Net cash used in investing activities	(16,914)	(9,570)

Cash flows from financing activities
Repayments of long-term debt	(10,121)	(559,294)
Proceeds from borrowings	—	529,747
Debt issuance cost	—	(5,381)
Common shares issued under share based compensation plans	489	1,092
Tax effect of common shares exercised under share based compensation plans	205	1,173

Net cash used in financing activities	(9,427)	(32,663)

Change in cash and cash equivalents	3,218	(39,627)
Effect of exchange rate change on cash and cash equivalents	7,894	2,333
Cash and cash equivalents at beginning of period	99,842	80,560

Cash and cash equivalents at end of period	$110,954	$43,266

Other Financial Data (unaudited)

	Three months ended March 31,		Six months ended March 31,
	2008	2007	2008	2007
	$’000s		$’000s
Net income	$10,929	$350	$27,914	$2,668
Net interest expense	6,655	6,207	13,401	15,166
Provision for income taxes	4,579	125	11,821	1,374
Depreciation	4,236	2,109	8,029	5,732
Amortization	22,789	19,141	45,118	39,089

EBITDA	$49,188	$27,932	$106,283	$64,029

Supplemental Information

	Three months ended March 31,		Six months ended March 31,
	2008	2007	2008	2007
	$’000s		$’000s
Loss on debt extinguishment	$—	$—	$—	$21,145
Share-based compensation	3,838	3,635	7,498	6,711
Unrealized, non-cash (gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(6,734)	(912)	(10,365)	(4,866)
Foreign currency exchange (gain) on the early extinguishment of $-denominated bank debt	—	—	—	(3,885)
Unrealized, non-cash (gain) on revaluation of the carrying value of short-term intra-group loans	(4,419)	(762)	(6,529)	(1,353)

	$(7,315)	$1,961	$(9,396)	$17,752

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona's earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes gains/losses recorded in the periods presented relating to early extinguishment of debt, stock option grants, revaluation of the carrying value of the dollar-denominated exclusivity payment and borrowings where the functional currency is Euro, and the Schick acquisition. Sirona’s management believes that these items are either nonrecurring or noncash in nature, and should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i) monitor and evaluate the performance of Sirona’s business operations;

(ii) facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii) facilitate management's external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the Euro/U.S. $ average foreign exchange rate for the current period.

The exchange rates used in converting Euro denominated revenues into U.S. $ in the Company's financial statements prepared in accordance with U.S. GAAP were: $1.4978 and $1.3104 for the three months ended March 31, 2008 and 2007, respectively, and $1.4726 and $1.2993 for the six months ended March 31, 2008 and 2007, respectively.